NATIONWIDE LIFE INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215]

NATIONWIDE RETIREMENT INCOMESM RIDER

GUARANTEED LIFETIME WITHDRAWAL BENEFIT (“GLWB”) RIDER

General Information Regarding this Rider

This rider is made part of the Contract to which it is attached and is effective on the Rider Issue Date stated in the Nationwide Retirement Income Rider Specifications Pages (Rider Specifications Pages).

To the extent any provisions contained in this rider are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this rider will control the Contract. Terms not defined in this rider have the meaning given to them in the Contract.

This rider provides a lifetime withdrawal benefit even if negative investment experience and/or Lifetime Withdrawals reduce the Contract Value to zero. Once the Contract Value falls to zero, the established Lifetime Withdrawal Amount will continue to be payable annually for the life of the Determining Life (and Joint Determining Life, if applicable), and will not be subject to any change as long as the Contract and this rider remain in-force. Early Surrenders, a one-time Non-Lifetime Withdrawal and an Income Carryforward privilege are also permitted subject to the terms of this rider. There is a charge for this rider.

This rider is irrevocable.

Warnings:

1.	Lifetime Withdrawals are not available prior to the Lifetime Withdrawal Eligibility Date.

2.	The Income Benefit Base cannot be Surrendered as a lump sum and is not payable as a Death Benefit.

3.	Early Surrenders, Excess Surrenders, and/or election of the Non-Lifetime Withdrawal, could reduce future benefits under this rider by more than the dollar amount of the Surrender.

4.	Surrenders prior to age 59 1/2 may result in the immediate application of taxes and penalties under Section 72 of the Internal Revenue Code.

5.

Unless a Non-Lifetime Withdrawal is requested, the first Surrender after the Lifetime Withdrawal Eligibility Date constitutes the first Lifetime Withdrawal, even if such Surrender is taken to meet minimum distribution requirements under the Internal Revenue Code or is taken to pay advisory or investment management fees.

6.

The withdrawal privilege for required minimum distributions for the Contract under the Internal Revenue Code, as described in the Excess Surrender section, is not available during the calendar year of the Rider Issue Date.

7.

This rider will terminate upon assignment or a change in ownership of the Contract unless the new assignee or Contract Owner meets the qualifications specified in item (4) of the Termination section of this rider.

Definitions

The following definitions are added to the Contract:

Adjusted Roll-up Income Benefit Base - The Original Income Benefit Base reduced proportionally for Early Surrenders or a Non-Lifetime Withdrawal.

ICC22-VARR-0139AO	1	(Compact - Standard) (1/2023)

Determining Life - The person designated as Contract Owner on the application (Annuitant in the event of a non-natural Contract Owner).

Early Surrender(s) - Any Surrender taken before the Contract Owner reaches the Lifetime Withdrawal Eligibility Date.

Excess Surrender - The amount of any Surrender taken that exceeds the Lifetime Withdrawal Amount.

Income Benefit Base - The value calculated under this rider that is multiplied by the applicable Lifetime Withdrawal Percentage to determine the Lifetime Withdrawal Amount.

Income Carryforward - A privilege under this rider that allows for any part of the annual Lifetime Withdrawal Amount not taken during a given calendar year to be available in the immediately subsequent calendar year. See the Income Carryforward section of this rider for details.

Joint Determining Life - The spouse of the Determining Life upon whose lifetime withdrawals under this rider may also be based. A Joint Determining Life may only be named when the Joint Option is elected.

Joint Option - An election allowing the spouse of the Determining Life to be named as a Joint Determining Life.

Lifetime Withdrawal(s) - Surrender of all or a portion of the Lifetime Withdrawal Amount. Lifetime Withdrawals are only available on or after the Lifetime Withdrawal Eligibility Date.

Lifetime Withdrawal Amount - The maximum amount that can be Surrendered as a Lifetime Withdrawal during each calendar year without reducing the Income Benefit Base. It is calculated by multiplying the Income Benefit Base by the applicable Lifetime Withdrawal Percentage. See the Calculation of the Lifetime Withdrawal Amount section of this rider for details.

Lifetime Withdrawal Eligibility Date - The date the Contract Owner is eligible to begin Lifetime Withdrawals, which must be on or after the date the Determining Life reaches age 59 1⁄2, or if the Joint Option is elected, the date the younger of the Determining Life or the Joint Determining Life reaches age 59 1⁄2.

Lifetime Withdrawal Percentage - A specified percentage based on the age of the Determining Life and determined according to the applicable table in the attached Rider Specifications Pages. In cases where the Joint Option has been elected, the applicable Lifetime Withdrawal Percentage will be determined based on the younger of the Determining Life and Joint Determining Life.

Non-Lifetime Withdrawal - After the first Rider Anniversary and on or after the Lifetime Withdrawal Eligibility Date, a one-time only election to have the first Surrender not treated as a Lifetime Withdrawal. See the Non-Lifetime Withdrawal section of this rider for details.

Original Income Benefit Base - The Contract Value on the Rider Issue Date.

Permitted Investment Options - Sub-Accounts and/or asset allocation models Nationwide designates for availability with this option.

Rider Anniversary - Each recurring one-year anniversary beginning with the Rider Issue Date.

Rider Year - Beginning with the Rider Issue Date, each one-year period this rider remains in-force.

Roll-up Crediting Period - Beginning with the Rider Issue Date, the maximum period of time that the Roll-up Interest Rate will apply. The applicable Roll-up Crediting Period is stated in the Rider Specifications Pages.

Roll-up Interest Rate - The simple interest rate used to determine the roll-up in the calculation of the Income Benefit Base. The applicable Roll-up Interest Rate is stated in the Rider Specifications Pages.

ICC22-VARR-0139AO	2	(Compact - Standard) (1/2023)

Rider Charge

Beginning on the first Rider Anniversary, Nationwide will deduct a charge for this rider, as shown on the Rider Specifications Pages. The charge for this rider is assessed as a percentage of the then current Income Benefit Base on each Rider Anniversary. A prorated charge for any partially completed Rider Year will also be deducted upon full Surrender of the Contract.

The charge is deducted proportionally from the elected Permitted Investment Options on each Rider Anniversary. The charge will not reduce the Income Benefit Base. The charge will reduce the Contract Value by the gross dollar amount of the charge.

If the Joint Option is elected, Nationwide may deduct a charge in addition to the base charge under this rider and/or offer lower Lifetime Withdrawal Percentages. If an additional charge is assessed for the Joint Option, it will be reflected in the difference between (i) the Nationwide Retirement Income Rider Charge with the Joint Option, and (ii) the Nationwide Retirement Income Rider Charge without the Joint Option, both shown on the Rider Specifications Pages. If a charge is assessed for the Joint Option, it is also assessed as a percentage of the then current Income Benefit Base on each Rider Anniversary, and a prorated charge for any partially completed Rider Year will also be deducted upon full Surrender of the Contract. The charge is deducted proportionally from the elected Permitted Investment Options on each Rider Anniversary.

Lifetime Withdrawal Percentages with and without election of the Joint Option are stated in the Rider Specifications Pages.

The Nationwide Retirement Income Rider charge and any Joint Option charge on the Rider Issue Date are stated in the Rider Specifications Pages and are guaranteed not to change for the life of the Contract.

Rider Requirements and Restrictions

The following apply to this rider:

(1)

This rider is only available to Contracts with a Determining Life between the Minimum Determining Life Issue Age and the Maximum Determining Life Issue Age (both shown on the Rider Specifications Pages) on the date the application is signed;

(2)

This rider is not available to a beneficially owned Contract—a Contract that is inherited or established by a Beneficiary who continues to hold the Contract as a Beneficiary (as opposed to treating the Contract as his/her own) for tax purposes;

(3)

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide or any of its subsidiaries or affiliates with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner;

(4)

Nationwide may restrict the availability of this rider in conjunction with other options that may be offered under the Contract. Other options that are not available for election in conjunction with this rider are identified in the application;

(5)	The Determining Life cannot be changed;

(6)	The manner in which the Contract Value, Death Benefit, or any other benefits or values described in the Contract or any other option are calculated is not modified by this rider;

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(7)

Purchase Payments to the Contract will increase the Income Benefit Base by the amount of the Purchase Payment submitted. However, once the Contract Value falls to zero, the Determining Life, or Joint Determining Life, if applicable, is no longer permitted to submit additional Purchase Payments or take Surrenders in excess of the then current Lifetime Withdrawal Amount; and

(8)

As with any Surrender, Surrenders of the Lifetime Withdrawal Amount, Early Surrenders, the Non-Lifetime Withdrawal, any Income Carryforward amount, and any amounts under the withdrawal privilege for required minimum distributions, if taken, will reduce the Contract Value, Death Benefit, and any other benefits and values as described in the Contract or any other option.

Joint Option

The Joint Option is available for all contract types. The applicant may elect the Joint Option only at the time of application. If elected, the Joint Option allows the survivor of the Determining Life and Joint Determining Life to continue to receive, for the duration of his/her lifetime, the Lifetime Withdrawal Amount.

In order to take advantage of the Joint Option, the following requirements must be met:

(1)	The spouse of the Determining Life must be named as the Joint Determining Life and cannot be changed;

(2)

The Joint Determining Life must be between the Minimum Joint Determining Life Issue Age and the Maximum Joint Determining Life Issue Age (both shown on the Rider Specifications Pages) at the time the application is signed;

(3)	For Contracts with a non-natural owner, the Determining Life and Joint Determining Life must be named as Co-Annuitants;

(4)

The Determining Life and Joint Determining Life must be named as the only primary Beneficiaries. Any other named parties to the Contract, except for Contingent Beneficiaries, must be the Determining Life or Joint Determining Life; and

(5)

If both the Determining Life and Joint Determining Life are alive upon Annuitization, the Contract Owner must specify which spouse is the Annuitant upon whose life any annuity payments involving life contingencies depend. For a Contract issued as an IRA or Roth IRA, only the person for whom the IRA or Roth IRA was established may be named.

Termination of the Joint Option

Once the Joint Option is elected, it can only be removed from the Contract prior to the first Lifetime Withdrawal. To remove the Joint Option, Nationwide must be provided with proof of divorce, annulment, or dissolution of the marriage between the Determining Life and Joint Determining Life.

If the Joint Option is removed, any additional charge assessed for it will end and/or the applicable Lifetime Withdrawal Percentages will be those that would have applied if the Joint Option had never been elected.

If the Joint Option is removed from the Contract, it may not be re-elected or added to cover a subsequent spouse.

Investment Allocation and Transfer Restrictions

Nationwide will restrict the allocation of Purchase Payments and transfers of Contract Value to Permitted Investment Options in conjunction with this option. Nationwide also reserves the right to restrict allocations to Permitted Investment Options in which the Contract Owner is already invested after the election of this option. Nationwide may substitute Permitted Investment Options available to the Contract Owner in the event any previous Permitted Investment Option(s) are no longer available to the Variable Account or Nationwide’s management determines that any previous Permitted Investment Option(s) are no longer appropriate for the purposes of the Contract or this option. The Contract Owner will be notified in writing of any changes to the Permitted Investment Options.

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Calculation of the Lifetime Withdrawal Amount

At any time on or after the Lifetime Withdrawal Eligibility Date, the Contract Owner may, but is not required to, begin taking Lifetime Withdrawals from the Contract. Nationwide will Surrender amounts proportionally from each elected Permitted Investment Option.

At the time of the first Lifetime Withdrawal, the Lifetime Withdrawal Percentage is established in accordance with the applicable table in the Rider Specifications Pages. The age used to determine the applicable Lifetime Withdrawal Percentage is the age of the Determining Life on the date of the first Lifetime Withdrawal, or if the Joint Option is elected, it is the age of the younger of the Determining Life or the Joint Determining Life. Once the Lifetime Withdrawal Percentage is established it will be multiplied by the then current Income Benefit Base to determine the dollar value of the Lifetime Withdrawal Amount for the current calendar year.

If the Rider Issue Date is within the same calendar year as the first Lifetime Withdrawal, the Lifetime Withdrawal Amount for the first calendar year will be prorated based upon the number of months, including the month of issue, from the Rider Issue Date to the end of the calendar year. The prorated Lifetime Withdrawal Amount will be calculated as follows:

(12 – the month of the Rider Issue Date, represented as a number) + 1	X	Non-prorated Lifetime Withdrawal Amount
12

When the applicable Lifetime Withdrawal Percentage is established, it will not be subject to any change as long as the Contract and this rider remain in-force. The Lifetime Withdrawal Amount may be taken during each calendar year beginning with the first Lifetime Withdrawal and is non-cumulative, except where the Income Carryforward privilege as described below in the Income Carryforward section applies. This means any part of the Lifetime Withdrawal Amount not taken during a given calendar year cannot be added to the available Lifetime Withdrawal Amount in any later calendar years, unless the Income Carryforward privilege applies.

If the Lifetime Withdrawal Amount is scheduled to be $100 or less, Nationwide may require the interval of payment to be modified so the Lifetime Withdrawal Amount will equal more than $100. In no case will scheduled Lifetime Withdrawals be modified to an interval greater than annual.

An Early Surrender, Excess Surrender, or election of the Non-Lifetime Withdrawal will affect calculation of the Income Benefit Base and may therefore decrease the Lifetime Withdrawal Amount. See the Calculation of the Income Benefit Base if Early Surrenders are Not Elected and the Non-Lifetime Withdrawal is Not Elected, Calculation of the Income Benefit Base if Early Surrenders are Elected, Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected, and Excess Surrender sections of this rider for additional details.

Income Carryforward

This rider includes an Income Carryforward privilege that allows for any part of the Lifetime Withdrawal Amount not taken during a given calendar year (the Income Carryforward amount) to be available in the immediately subsequent calendar year. Surrenders during any given calendar year will first be taken from any available Income Carryforward amount. Amounts available under this Income Carryforward privilege will not be treated as Excess Surrenders and will not impact the calculation of the Income Benefit Base. Any amounts carried forward under this Income Carryforward privilege, and not taken in the immediately subsequent calendar year, will be forfeited. The Income Carryforward amount for any calendar year will not be adjusted as a result of automatic reset opportunities.

ICC22-VARR-0139AO	5	(Compact - Standard) (1/2023)

Calculation of the Income Benefit Base if Early Surrenders are Not Elected and the Non-Lifetime Withdrawal is Not Elected

Each time the Income Benefit Base is recalculated, as described below, the resulting Income Benefit Base becomes the current Income Benefit Base.

If at any time prior to the first Lifetime Withdrawal, the Contract Value is equal to zero, no further recalculations of the Income Benefit Base will be performed. The Lifetime Withdrawal Amount will be established using the applicable Income Benefit Base calculated as provided below.

Calculation of the Income Benefit Base Prior to the First Lifetime Withdrawal

Prior to the earlier of the first Lifetime Withdrawal or the Rider Anniversary after the Roll-up Crediting Period, the Income Benefit Base will equal:

(1)	Prior to the first Rider Anniversary, the Original Income Benefit Base plus any Purchase Payments applied after the Rider Issue Date;

(2)	On each Rider Anniversary, the greater of:

(a)	The sum of the following calculations:

(i)	Income Benefit Base: the Original Income Benefit Base; plus

(ii)	Roll-up: the Roll-up Interest Rate based upon the Original Income Benefit Base for each attained Rider Anniversary; plus

(iii)

Additional Purchase Payments with Roll-up: any additional Purchase Payments applied after the Rider Issue Date, increased by the Roll-up Interest Rate from the date of such Purchase Payment for each attained Rider Anniversary. For the Rider Year in which the Purchase Payment is applied, the annual roll-up calculation based upon the Roll-up Interest Rate will be prorated based upon the number of calendar days left in the Rider Year on the date the Purchase Payment is applied; or

(b)	The highest Contract Value on any Rider Anniversary; and

(3)	Between Rider Anniversaries after the first Rider Anniversary, the Income Benefit Base on the prior Rider Anniversary.

After the Rider Anniversary after the Roll-up Crediting Period and prior to the first Lifetime Withdrawal, the Income Benefit Base will equal:

(1)	On each Rider Anniversary the greater of:

(a)	The Income Benefit Base on the prior Rider Anniversary; or

(b)	The Contract Value on the then current Rider Anniversary prior to processing any Surrenders on that day.

(2)	Between Rider Anniversaries, the Income Benefit Base on the prior Rider Anniversary.

Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

After the first Lifetime Withdrawal, the Income Benefit Base is not subject to change, except due to Surrenders in excess of the Lifetime Withdrawal Amount for a calendar year, or automatic resets. See the Excess Surrender and Reset Opportunities sections of this rider for details on Surrenders in excess of the Lifetime Withdrawal Amount and automatic resets.

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Early Surrenders

Prior to the Lifetime Withdrawal Eligibility Date, this rider permits the Contract Owner to request one or more Surrenders (each an “Early Surrender”). Early Surrenders do not establish the Lifetime Withdrawal Percentage or terminate the roll-up based on upon the Roll-up Interest Rate. On or after the Lifetime Withdrawal Eligibility Date, Early Surrenders are not permitted. Early Surrenders are subject to the following:

(1)	The Early Surrender request must be submitted in writing;

(2)

The Income Benefit Base in effect on the date of the Early Surrender will be proportionally reduced by the gross amount of the Early Surrender, including any Contingent Deferred Sales Charge (CDSC) or taxes, as follows:

gross dollar amount of the Early Surrender	X	current Income Benefit Base prior to the Early Surrender
Contract Value (prior to reduction for the Early Surrender)

; and

(3)

For purposes of determining the Income Benefit Base on Rider Anniversaries after the date of the Early Surrender, the Original Income Benefit Base and each Purchase Payment applied prior to the date of the Early Surrender will be proportionally reduced by the gross amount of the Early Surrender, including any Contingent Deferred Sales Charge (CDSC) or taxes, as follows:

gross dollar amount of the Early Surrender	X	the Original Income Benefit Base and each subsequent Purchase Payment applied prior to the Early Surrender, respectively.
Contract Value (prior to reduction for the Early Surrender)

See the Calculation of the Income Benefit Base if Early Surrenders are Elected section of this rider.

Calculation of the Income Benefit Base if Early Surrenders are Elected

Each time the Income Benefit Base is recalculated, as described below, the resulting Income Benefit Base becomes the current Income Benefit Base.

If at any time prior to the first Lifetime Withdrawal, the Contract Value is equal to zero, no further recalculations of the Income Benefit Base will be performed. The Lifetime Withdrawal Amount will be established using the current Income Benefit Base and Lifetime Withdrawal Percentage as of the date the Contract Value fell to zero. If the age of the Determining Life, or Joint Determining Life, if applicable, on the date the Contract Value fell to zero is less than 59 1⁄2, then the Lifetime Withdrawal Percentage will be set at the rate applicable for the Determining Life, or Joint Determining Life, if applicable, at age 59 1⁄2. Notwithstanding the foregoing, Lifetime Withdrawals may not begin before the date on which the Determining Life, or younger of the Determining Life and Joint Determining Life if the Joint Option is elected, reaches age 59 1⁄2.

Calculation of the Income Benefit Base Prior to the First Lifetime Withdrawal

If an Early Surrender is taken prior to or on the Rider Anniversary after the Roll-up Crediting Period, the Income Benefit Base will equal:

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(1)	On the date of the Early Surrender, the then current Income Benefit Base proportionally reduced as provided in the Early Surrenders section;

(2)	On any Rider Anniversary coinciding with or after the date of the Early Surrender, the greater of:

(a)	The Income Benefit Base on the date of the Early Surrender, after proportional reduction for the Early Surrender;

(b)	The sum of the following calculations:

(i)	Adjusted Income Benefit Base: the Adjusted Roll-up Income Benefit Base; plus

(ii)	Roll-up: the Roll-up Interest Rate based upon the Adjusted Roll-up Income Benefit Base for each attained Rider Anniversary through the Rider Anniversary after the Roll-up Crediting Period; plus

(iii)

Adjusted Purchase Payments with Roll-up: any additional Purchase Payments submitted prior to the date of the Early Surrender, proportionally reduced as described in the Early Surrenders section, increased by the Roll-up Interest Rate from the date of such Purchase Payment for each attained Rider Anniversary through the Rider Anniversary after the Roll-up Crediting Period. For the Rider Year in which the Purchase Payment is applied, the annual roll-up calculation based upon the Roll-up Interest Rate will be prorated based upon the number of calendar days left in the Rider Year on the date the subsequent Purchase Payment is applied; or

(c)	The highest Contract Value on any Rider Anniversary coinciding with or after the date of the Early Surrender; and

(3)	For Rider Years subsequent to the Rider Year in which the Early Surrender was taken, between Rider Anniversaries the Income Benefit Base on the prior Rider Anniversary.

If the Early Surrender is taken after the Rider Anniversary after the Roll-up Crediting Period, the current Income Benefit Base will equal:

(1)	On the date of the Early Surrender, the then current Income Benefit Base proportionally reduced as provided in the Early Surrenders section;

(2)	On the Rider Anniversary coinciding with or next following the Early Surrender, the greater of:

(a)	The Income Benefit Base on the date of the Early Surrender after proportional reduction for the Early Surrender; or

(b)	The Contract Value on that Rider Anniversary,

(3)	On each Rider Anniversary thereafter, the greater of:

(a)	The Income Benefit Base on the prior Rider Anniversary; or

(b)	The Contract Value on the then current Rider Anniversary; and

(4)	For Rider Years subsequent to the Rider Year in which the Early Surrender was taken, between Rider Anniversaries, the Income Benefit Base on the prior Rider Anniversary.

ICC22-VARR-0139AO	8	(Compact - Standard) (1/2023)

Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

After the first Lifetime Withdrawal, the Income Benefit Base is not subject to change, except due to Surrenders in excess of the Lifetime Withdrawal Amount for a calendar year or automatic resets. See the Excess Surrender and Reset Opportunities sections of this rider for details on Surrenders in excess of the Lifetime Withdrawal Amount and automatic resets, respectively.

Non-Lifetime Withdrawal

After the first Rider Anniversary and on or after the Lifetime Withdrawal Eligibility Date, this rider permits a one-time only election to designate the first Surrender as a Non-Lifetime Withdrawal from the Contract. The Non-Lifetime Withdrawal does not establish the Lifetime Withdrawal Percentage or terminate the roll-up based upon the Roll-up Interest Rate. The Non-Lifetime Withdrawal is subject to the following:

(1)	The Non-Lifetime Withdrawal must be the first Surrender from the Contract on or after the Lifetime Withdrawal Eligibility Date;

(2)	The Surrender request must be submitted in writing after the first Rider Anniversary and state that the Surrender is a Non-Lifetime Withdrawal;

(3)

The Income Benefit Base in effect on the date of the Non-Lifetime Withdrawal will be proportionally reduced by the gross amount of the Non-Lifetime Withdrawal, including any Contingent Deferred Sales Charge (CDSC) or taxes, as follows:

gross dollar amount of the Non-Lifetime Withdrawal	X	current Income Benefit Base prior to the Non-Lifetime Withdrawal
Contract Value (prior to reduction for the Non-Lifetime Withdrawal)

; and

(4)

For purposes of determining the Income Benefit Base on Rider Anniversaries after the date of the Non-Lifetime Withdrawal, the Original Income Benefit Base and each Purchase Payment applied prior to the date of the Non-Lifetime Withdrawal will be proportionally reduced by the gross amount of the Non-Lifetime Withdrawal, including any Contingent Deferred Sales Charge (CDSC) or taxes, as follows:

gross dollar amount of the Non-Lifetime Withdrawal	X	the Original Income Benefit Base and each subsequent Purchase Payment applied prior to the Non-Lifetime Withdrawal, respectively.
Contract Value (prior to reduction for the Non-Lifetime Withdrawal)

See the Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected section of this rider.

If you begin Lifetime Withdrawals before taking the Non-Lifetime Withdrawal, you forfeit the ability to take the Non-Lifetime Withdrawal.

Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected

Each time the Income Benefit Base is recalculated, as described below, the resulting Income Benefit Base becomes the current Income Benefit Base.

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If at any time prior to the first Lifetime Withdrawal, the Contract Value is equal to zero, no further recalculations of the Income Benefit Base will be performed. The Lifetime Withdrawal Amount will be established using the applicable Income Benefit Base calculated as provided below.

Calculation of the Income Benefit Base Prior to the First Lifetime Withdrawal

If the Non-Lifetime Withdrawal is taken prior to or on the Rider Anniversary after the Roll-up Crediting Period, the Income Benefit Base will equal:

(1)	On the date of the Non-Lifetime Withdrawal, the then current Income Benefit Base proportionally reduced as provided in the Non-Lifetime Withdrawal section;

(2)	On any Rider Anniversary coinciding with or after the date of the Non-Lifetime Withdrawal, the greater of:

(a)	The Income Benefit Base on the date of the Non-Lifetime Withdrawal, after proportional reduction for the Non-Lifetime Withdrawal;

(b)	The sum of the following calculations:

(i)	Adjusted Income Benefit Base: the Adjusted Roll-up Income Benefit Base; plus

(ii)	Roll-up: the Roll-up Interest Rate based upon the Adjusted Roll-up Income Benefit Base for each attained Rider Anniversary through the Rider Anniversary after the Roll-up Crediting Period; plus

(iii)

Adjusted Purchase Payments with Roll-up: any additional Purchase Payments applied after the Rider Issue Date and prior to the date of the Non-Lifetime Withdrawal reduced proportionally as provided in the Non-Lifetime Withdrawal section, then increased by the Roll-up Interest Rate from the date of such Purchase Payment for each attained Rider Anniversary through the Rider Anniversary after the Roll-up Crediting Period. For the Rider Year in which the Purchase Payment is applied, the annual roll-up calculation based upon the Roll-up Interest Rate will be prorated based upon the number of calendar days left in the Rider Year on the date the Purchase Payment is applied; or

(c)	The highest Contract Value on any Rider Anniversary coinciding with or after the date of the Non-Lifetime Withdrawal; and

(3)	For Rider Years subsequent to the Rider Year in which the Non-Lifetime Withdrawal was taken, between Rider Anniversaries the Income Benefit Base on the prior Rider Anniversary .

If the Non-Lifetime Withdrawal is taken after the Rider Anniversary after the Roll-up Crediting Period, the current Income Benefit Base will equal:

(1)	On the date of the Non-Lifetime Withdrawal, the then current Income Benefit Base proportionally reduced as provided in the Non-Lifetime Withdrawal section;

(2)	On the Rider Anniversary coinciding with or next following the Non-Lifetime Withdrawal, the greater of:

(a)	The Income Benefit Base on the date of the Non-Lifetime Withdrawal after proportional reduction for the Non-Lifetime Withdrawal; or

(b)	The Contract Value on that Rider Anniversary;

(3)	On each Rider Anniversary thereafter, the greater of:

(a)	The Income Benefit Base on the prior Rider Anniversary; or

(b)	The Contract Value on the then current Rider Anniversary; and

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(4)	For Rider Years subsequent to the Rider Year in which the Non-Lifetime Withdrawal was taken, between Rider Anniversaries, the Income Benefit Base on the prior Rider Anniversary.

Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

After the first Lifetime Withdrawal, the Income Benefit Base is not subject to change, except due to Surrenders in excess of the Lifetime Withdrawal Amount for a calendar year or automatic resets. See the Excess Surrender and Reset Opportunities sections of this rider for details on Surrenders in excess of the Lifetime Withdrawal Amount and automatic resets.

Excess Surrender

If an Excess Surrender is taken in any calendar year, the Income Benefit Base will immediately be reduced by a figure representing the proportional amount of the Excess Surrender, including any Contingent Deferred Sales Charge (CDSC) and/or taxes. This amount is determined by the following formula:

gross dollar amount of the Excess Surrender	X	current Income Benefit Base prior to the Excess Surrender
Contract Value (reduced by the available Lifetime Withdrawal Amount)

Notwithstanding the above:

(1)

Income Carryforward: amounts available under the Income Carryforward privilege (see the Income Carryforward section) will not be treated as Excess Surrenders and therefore will not reduce the Income Benefit Base; and

(2)

Required Minimum Distributions: if required minimum distributions for the Contract under the Internal Revenue Code will not be met for the calendar year by Surrendering the available Lifetime Withdrawal Amount (plus any available Income Carryforward amount, if applicable), the Determining Life, or Joint Determining Life, if applicable, will be permitted to Surrender Contract Value in excess of the Lifetime Withdrawal Amount (plus any available Income Carryforward amount, if applicable) without reducing the Income Benefit Base. This withdrawal privilege for required minimum distributions is not available during the calendar year of the Rider Issue Date. This rider is not permitted for beneficially owned Contracts. Nationwide may eliminate this right if the Internal Revenue Code provisions or Internal Revenue Service rules or guidance relating to required minimum distributions change.

Lifetime Withdrawals are free of Contingent Deferred Sales Charges (CDSC).

Reset Opportunities

Automatic resets occur on each Rider Anniversary. Nationwide will perform the reset comparison and automatically increase the Income Benefit Base, if applicable. At the time of a reset, the Income Benefit Base will be made equal to the greater of the then current Income Benefit Base (based upon the applicable calculation described in the sections above) or the then current Contract Value on that Rider Anniversary. After the first Lifetime Withdrawal, any increase in the Lifetime Withdrawal Amount due to a reset is available in the calendar year of the reset.

Termination

This rider ends upon the earliest of the following:

(1)

a full Surrender of the Contract, including an Early Surrender, Excess Surrender, or Non-Lifetime Withdrawal that reduces the Contract Value to zero (however, where the Contract Value falls to zero as a result of a Lifetime Withdrawal, a Surrender of any available Income Carryforward amount, or a Surrender of any amounts under the withdrawal privilege for required minimum distributions, any such Surrender will not be treated as a full Surrender of the Contract for purposes of this Termination section),

ICC22-VARR-0139AO	11	(Compact - Standard) (1/2023)

(2)

the death of the Determining Life or, if the Joint Option is elected, the available Lifetime Withdrawal Amount ends upon the death of the last survivor of the Determining Life and the Joint Determining Life;

(3)	Annuitization of the Contract; or

(4)	if the Contract Owner is changed or the Contract is assigned, this rider will terminate, except in the following circumstances:

(a)

the new Contract Owner or assignee assumes full ownership of the Contract and is essentially the same person (e.g. an individual ownership changed to a personal revocable trust, a change to the Contract Owner’s spouse during the Contract Owner’s lifetime, a change to a court appointed guardian representing the Contract Owner during the Contract Owner’s lifetime, etc.);

(b)	ownership of an IRA or Roth IRA is being changed from one custodian to another, from the Determining Life to a custodian, or from a custodian to the Determining Life;

(c)

the assignment is for the purpose of effectuating a 1035 exchange of the Contract (i.e. the rider may continue during the temporary assignment period and not terminate until the Contract is actually surrendered); or

(d)	the change is merely the removal of a Contract Owner where the Contract is jointly owned.

In addition, if an Early Surrender, Excess Surrender, or Non-Lifetime Withdrawal reduces the Income Benefit Base to zero, the Contract will terminate and all benefits under this rider will end.

If this rider terminates for any reason, the charge will also terminate.

Reports

Before the first Lifetime Withdrawal is taken, the annual report provided for in the Contract will include the Income Benefit Base on the latest Rider Anniversary and the Lifetime Withdrawal Amount available for the earliest possible Lifetime Withdrawal. After the first Lifetime Withdrawal is taken, the annual report will include the Lifetime Withdrawal Amount and the then current Income Benefit Base.

Annuity Purchase Rates

Notwithstanding any guaranteed annuity purchase rates stated in the Contract, the annuity purchase rates available on the Annuity Commencement Date will not provide less income than the Lifetime Withdrawal Amount in effect at the time of Annuitization.

Executed for Nationwide by:

Secretary	President

ICC22-VARR-0139AO	12	(Compact - Standard) (1/2023)

NATIONWIDE RETIREMENT INCOME RIDER SPECIFICATIONS PAGES

Rider Issue Date:	[XX/XX/XXXX]

Parties to the Contract:

Determining Life:	[John Doe]
Joint Determining Life:	[Jane Doe]
Determining Life Date of Birth:	[XX/XX/XXXX]
Joint Determining Life Date of Birth:	[XX/XX/XXXX]

Lifetime Withdrawals are only available on or after the Lifetime Withdrawal Eligibility Date, which must be on or after the date the Determining Life reaches age 59 1⁄2, or if the Joint Option is elected, the date the younger of the Determining Life or the Joint Determining Life reaches age 59 1⁄2.

Contract Requirements:

Minimum Determining Life Issue Age:	[45]
Maximum Determining Life Issue Age:	[80]
Minimum Joint Determining Life Issue Age:	[45]
Maximum Joint Determining Life Issue Age:	[80]

Roll-up Information:

Roll-up Interest Rate:	[5.00]%
Roll-up Crediting Period:	[10] Rider Year(s)

Rider Charges:

Nationwide Retirement Income Rider Charge without the Joint Option:	[1.30]% of the then current Income Benefit Base deducted on each Rider Anniversary*

Nationwide Retirement Income Rider Charge with the Joint Option:	[1.30]% of the then current Income Benefit Base deducted on each Rider Anniversary*

*The Nationwide Retirement Income Rider charge and Joint Option charge are guaranteed not to change for the life of the Contract.

Purchase Payment Limits:

Any additional Purchase Payments must be specified at the time of application. Nationwide reserves the right to reject any additional Purchase Payments that are not received within six months of the Rider Issue Date. In no event will Nationwide accept additional Purchase Payments received on or after the first Rider Anniversary.

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide or any of its subsidiaries or affiliates with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner.

ICC22-VARR-0139AO	13	(Compact - Standard) (1/2023)

LIFETIME WITHDRAWAL PERCENTAGES TABLE

Lifetime Withdrawal Percentages
Age of the Determining Life*	Joint Option is not elected	Joint Option is elected
[59 1⁄2]	[4.30]%	[3.80]%
[60]	[4.30]%	[3.80]%
[61]	[4.30]%	[3.80]%
[62]	[4.30]%	[3.80]%
[63]	[4.30]%	[3.80]%
[64]	[4.30]%	[3.80]%
[65]	[5.15]%	[4.65]%
[66]	[5.15]%	[4.65]%
[67]	[5.15]%	[4.65]%
[68]	[5.15]%	[4.65]%
[69]	[5.15]%	[4.65]%
[70]	[5.25]%	[4.75]%
[71]	[5.25]%	[4.75]%
[72]	[5.25]%	[4.75]%
[73]	[5.25]%	[4.75]%
[74]	[5.25]%	[4.75]%
[75]	[5.75]%	[5.25]%
[76]	[5.75]%	[5.25]%
[77]	[5.75]%	[5.25]%
[78]	[5.75]%	[5.25]%
[79]	[5.75]%	[5.25]%
[80]	[5.75]%	[5.25]%
[81]	[6.30]%	[5.80]%
[82]	[6.30]%	[5.80]%
[83]	[6.30]%	[5.80]%
[84]	[6.30]%	[5.80]%
[85]	[6.30]%	[5.80]%
[86]	[6.30]%	[5.80]%
[87]	[6.30]%	[5.80]%
[88]	[6.30]%	[5.80]%
[89]	[6.30]%	[5.80]%
[90 +]	[6.30]%	[5.80]%

*The age used to determine the applicable Lifetime Withdrawal Percentage is the applicable age on the date of the first Lifetime Withdrawal. If the Joint Option is elected, it is the age of the younger of the Determining Life or the Joint Determining Life.

ICC22-VARR-0139AO	14	(Compact - Standard) (1/2023)